Silberstein Ungar, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

October 4, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Re: 4Cable TV International, Inc.

Dear Sirs/Madams:

We have read Item 4.01 of the Current Report on Form 8-K dated October 4, 2013 of 4Cable TV International, Inc., and we agree with the statements made therein concerning our firm.

Very truly yours,

/s/ Silberstein Ungar, PLLC
Silberstein Ungar, PLLC